CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Regarding this registration statement of Eagle Broadband, Inc., on Form S-1, we consent to the reference of our firm under the caption Experts and the incorporation by reference of our report dated November 18, 2005, relating to the consolidated financial statements, which appear in the Annual Report on Form 10-K for the year ended August 31, 2005.

/s/Lopez, Blevins, Bork and Associates, LLP
Lopez, Blevins, Bork and Associates, LLP

Houston, Texas

May 15, 2006